EXHIBIT 99.1

Quanex 2004 Fiscal Fourth Quarter and Annual Results

Record Fourth Quarter & 2004 Net Sales & Income from Continuing Operations

HOUSTON, Dec. 2, 2004 (PRIMEZONE) -- Quanex Corporation (NYSE:NX) today reported record sales and net income from continuing operations for both its fiscal fourth quarter and year ended October 31, 2004. Diluted earnings per share from continuing operations for the quarter and year were $1.17 and $3.45, respectively, up 50% and 28%, respectively, over the year ago periods. Diluted earnings per share for the quarter and year were $1.12 and $3.26, respectively. Return on invested capital for 2004 was 9.26%.

Highlights

 --  Demand was strong in both the Vehicular Products and Building
     Products segments during the quarter and the year ended with positive momentum going into fiscal 2005.
 --  Fourth quarter net sales were $432.3 million, up 72% over the year ago quarter. Annual net sales were $1.46 billion, a 63%
     increase over last year.
 --  Combined net sales from the Company's December 31, 2003, acquisitions of MACSTEEL Monroe and TruSeal Technologies were
     $120.5 million for the fourth quarter and $355.0 million for the year (10 months results).
 --  Income from continuing operations for the quarter was $19.7 million, up 54% over the year ago quarter; for the year it was
     $57.6 million, 31% higher than last year.
 --  MACSTEEL Monroe's and TruSeal Technologies' combined earnings contributed $0.44 and $1.02 (after interest expense),
     respectively, to diluted earnings per share for the quarter and year (10 months results), respectively.
 --  The LIFO charge for the fourth quarter was $12.8 million, or
     $0.47 per diluted share and for the year the charge was $20.4 million, or $0.75 per share. This compares to a LIFO charge in the fourth quarter last year of $4.6 million, or $0.18 per share and a charge of $6.1 million, or $0.24 per share, for last year.
 --  Operating cash flow for the year was $124.0 million. Debt to total capitalization at year end was 21%, down from 29% at the end of the third quarter.

 Fourth Quarter and Fiscal Year Financials from Continuing Operations
 ($ in millions, except per share data)

                   4th qtr   4th qtr  inc/                     inc/
                     2004      2003   (dcr)  FY 2004  FY 2003  (dcr)
                   -------   -------  ----  --------  -------  -----
 Net Sales         $ 432.3   $ 251.5   72%  $1,460.3  $ 898.2   63%
 Operating
  Income              35.4      20.2   75%      99.4     65.6   52%
 Income from
  Continuing Ops.     19.7      12.8   54%      57.6     44.0   31%

 EPS: Basic
  Earnings from
  Continuing Ops.   $ 1.19   $  0.80   49%  $   3.50  $  2.72   29%

 EPS: Diluted
  Earnings from
  Continuing Ops.     1.17      0.78   50%      3.45     2.69   28%

 Segment Commentary
 ------------------

 VEHICULAR PRODUCTS  ($ in millions)

                    4th qtr 2004    4th qtr 2003    FY 2004    FY 2003
                    ------------    ------------    -------    -------
 Net Sales            $ 247.3         $ 116.6       $ 817.7    $ 413.3
 Operating Income        26.8            15.3          74.4       53.3

The Vehicular Products segment is focused on providing customers with value-added, engineered steel bar products and extrusions. Key market drivers are light vehicle builds and heavy duty truck production.

"North American light vehicle builds were down about 2% during our fourth quarter as compared to the year ago quarter. Demand from our heavy duty truck customers continued to strengthen, with overall production up some 38% over the fourth quarter last year. Our engineered steel bar operations once again ran at utilization rates near capacity," said Raymond A. Jean, chairman and chief executive officer. "Fourth quarter and fiscal year operating income for the segment benefited from new customer programs, conversion cost improvements and the December 31, 2003, acquisition of MACSTEEL Monroe," continued Jean.

"We expect light vehicle OEM build schedules in our first quarter to remain slightly below year ago levels, but with robust heavy truck demand, new programs and excellent strength in our secondary markets, which include farm, off-road, capital goods and defense, we expect to be operating near capacity throughout the first quarter," Jean said.

 BUILDING PRODUCTS  ($ in millions)

                    4th qtr 2004    4th qtr 2003    FY 2004    FY 2003
                    ------------    ------------    -------    -------
 Net Sales            $ 185.1         $ 135.0       $ 642.5    $ 484.9
 Operating Income        27.5            13.7          63.2       32.4

The Building Products segment is focused on providing window and door OEM customers with engineered products and components, and is a large producer of common alloy aluminum sheet. Key market drivers are residential building and remodeling markets.

"Housing starts and remodeling activity during our fourth quarter were at high levels, and order rates at our window and door components business units were excellent," continued Jean. "Additionally, our aluminum sheet business had an exceptionally strong fourth quarter. While shipments to our traditional building and construction customers remained excellent, sales to our capital equipment, service center, and transportation customers were significantly improved over last year. Also, a more favorable industry supply/demand equation bolstered our spread," said Jean.

"While winter weather can have a significant role on the first quarter performance of our Building Products segment, the business fundamentals are very favorable at this time," Jean said.

Working Capital

"During fiscal 2004, both our Vehicular Products and Building Products segments made outstanding progress in improving their respective working capital positions over the previous year. We measure our progress by the improvement in our conversion cycle, which is the sum of inventory days, plus trade receivable days, less days payable, all based on average daily sales. For the year, our conversion cycle improved to 36 days from 40, an excellent improvement given what happened to the cost of raw materials this year," said Jean.

Fiscal 2005 Outlook

Overall customer demand in the Company's two target markets, vehicular products and building products, is expected to remain strong in 2005.

Vehicular Products segment -- 2005 North American light vehicle builds are expected to be about 16 million units, essentially flat to 2004. Heavy duty truck builds for 2005 are forecasted to be up 15% to 20% over 2004 levels, while secondary markets are also expected to remain at high levels.

Building Products segment -- Key market drivers will remain healthy in 2005. Housing starts are expected to be off some 5% from 2004's record levels, while remodeling activity is expected to remain very strong.

Taken together, Quanex expects to post improved results in fiscal 2005 compared to fiscal 2004. This expectation is based on an improving economy, market share gains at both operating segments and the income gains from the acquisitions of MACSTEEL Monroe and TruSeal Technologies. Specifically, the Company expects first quarter diluted earnings per share from continuing operations to be in the range of $1.00 to $1.15, up from the $0.40 it reported in the first quarter 2004. Quanex cautions that the combination of short cycle businesses and volatile raw material input costs does make forecasting problematic.

Other

The Company continues to account for stock options using the current transition provisions of SFAS No. 123. Accordingly, Quanex does not reflect the option expense in its income statement or diluted earnings per share. However, the Company does disclose the impact on net income and diluted earnings per share in the footnotes to its SEC financial statements. Expensing stock options in the fourth quarter and the fiscal year would have reduced net income by about $0.4 million and $2.0 million (after-tax), respectively, and would have reduced diluted earnings per share by $0.02 and $0.12, respectively.

Dividend Declared

The Board of Directors declared the Company's quarterly cash dividend of $.19 per share on the common stock, payable December 31, 2004 to shareholders of record December 17, 2004.

Corporate Profile

Quanex is a $1.5 billion industry-leading manufacturer of value-added, engineered materials and components serving the Vehicular Products and Building Products markets.

Financial Statistics as of 10/31/04

Book value per common share: $30.18; Total debt to capitalization: 20.73%; Return on invested capital: 9.26%; Return on common equity: 11.59%; Actual number of common shares outstanding: 16,592,723

Definitions

Book value per common share -- calculated as total stockholders' equity as of balance sheet date divided by actual number of common shares outstanding;

Total debt to capitalization -- calculated as the sum of both the current and long term portion of debt, as of balance sheet date, divided by the sum of both the current and long term portion of debt plus total stockholders' equity as of balance sheet date;

Return on invested capital -- calculated as the total of the prior 12 months net income plus prior 12 months after-tax interest expense and capitalized interest, the sum of which is divided by the trailing five quarters average total debt (current and long term) and total stockholders' equity;

Return on common equity -- calculated as the prior 12 months net income, divided by the trailing five quarters average common stockholders' equity.

Statements that use the words "expect," "should," "believe," "will," "might," or similar words reflecting future expectations or beliefs are forward-looking statements. The statements found above are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, and the availability and cost of raw materials. For a more complete discussion of factors that may affect the Company's future performance, please refer to the Company's most recent 10-K filing (December 29, 2003) under the Securities Exchange Act of 1934, in particular the sections titled, "Private Securities Litigation Reform Act" contained therein.

For further information, visit the Company's website at www.quanex.com.

 QUANEX CORPORATION
 CONSOLIDATED STATEMENTS OF INCOME
 (In thousands, except per share data)
 (Unaudited)

  Three months ended                            Twelve months ended
      October 31,                                    October 31,
 --------------------                          ---------------------
   2004       2003                                2004       2003
 ---------  ---------                          ----------  ---------
 $ 432,332  $ 251,542    Net sales             $1,460,268  $ 898,197
   365,497    210,247    Cost of sales          1,245,639    743,953
                         Selling, general and
                          administrative
    19,460     12,072     expense                  65,618     48,029
                         Depreciation and
    12,014      9,003     amortization             50,054     40,985
        --         --    Gain on sale of land        (454)      (405)
 ---------  ---------                          ----------  ---------
    35,361     20,220    Operating income          99,411     65,635
    (1,558)      (485)   Interest expense          (6,049)    (2,829)
                         Retired executive
                          life insurance
       --         --      benefit                      --      2,152
      (331)       263    Other, net                   282      2,695
 ---------  ---------                          ----------  ---------
                         Income from continuing
                          operations before
    33,472     19,998     taxes                    93,644     67,653
   (13,810)    (7,198)   Income tax expense       (36,045)   (23,650)
 ---------  ---------                          ----------  ---------
                         Income from continuing
    19,662     12,800     operations               57,599     44,003
                         Gain (loss) from
                          discontinued
                          operations,
      (924)       316     net of taxes             (3,132)    (1,116)
 ---------  ---------                          ----------  ---------
 $  18,738  $  13,116    Net income            $   54,467  $  42,887
 =========  =========                          ==========  =========
                         Basic earnings per
                         common share:
                          Earnings from
                           continuing
 $    1.19  $    0.80      operations          $     3.50  $    2.72
                          Gain (loss) from
                           discontinued
 $   (0.06) $    0.03      operations          $    (0.19) $   (0.07)
 ---------  ---------                          ----------  ---------
                          Basic earnings
 $    1.13  $    0.82      per share           $     3.31  $    2.65
 ---------  ---------                          ----------  ---------
                         Diluted earnings per
                         common share:
                          Earnings from
                           continuing
 $    1.17  $    0.78      operations          $     3.45  $    2.69
                          Gain (loss) from
                           discontinued
 $   (0.06) $    0.02      operations          $    (0.19) $   (0.07)
 ---------  ---------                          ----------  ---------
                         Diluted earnings
 $    1.12  $    0.80     per share            $     3.26  $    2.62
 ---------  ---------                          ----------  ---------
                         Weighted average
                         common shares
                         outstanding:
    16,539     16,088     Basic                    16,436     16,154
    16,791     16,337     Diluted                  16,698     16,384
                         Cash dividends per
 $    0.19  $    0.17     share                $     0.72  $    0.68

 QUANEX CORPORATION
 INDUSTRY SEGMENT INFORMATION
 (In thousands)
 (Unaudited)

   Three months ended                           Twelve months ended
      October 31,                                    October 31,
 ----------------------                       -----------------------
    2004         2003                           2004           2003
 ---------    ---------                       ----------    ---------
                         Net sales:
 $ 247,256    $ 116,574   Vehicular Products  $  817,740    $ 413,293
   185,076      134,968   Building Products      642,528      484,904
 ---------    ---------                       ----------    ---------
 $ 432,332    $ 251,542    Net sales          $1,460,268    $ 898,197
 ---------    ---------                       ----------    ---------
                         Operating income:
 $ 26,847     $ 15,259    Vehicular Products  $   74,377    $  53,302
   27,457       13,715    Building Products       63,175       32,394
  (18,943)      (8,754)   Corporate and Other    (38,141)     (20,061)
 --------     --------                        ----------    ---------
 $ 35,361     $ 20,220     Operating Income   $   99,411    $  65,635
 --------     --------                        ----------    ---------

 QUANEX CORPORATION
 CONSOLIDATED BALANCE SHEETS
 (In thousands)
 (Unaudited)

                                              October 31,
 -------------------------------------------------------------
                                           2004         2003
 -------------------------------------------------------------
 Assets
 Cash and equivalents                   $  41,743    $  22,108
 Accounts and notes receivable, net       176,358      104,009
 Inventories                              115,367       68,626
 Deferred income taxes                     10,744        5,320
 Other current assets                       2,363        1,499
 Current assets of
  discontinued operations                   9,759       31,886
 -------------------------------------------------------------
   Total current assets                   356,334      233,448
 Property, plant and equipment            842,147      742,602
 Less accumulated depreciation           (491,165)    (443,869)
                                        ---------    ---------
 Property, plant and equipment, net       350,982      298,733
 Goodwill, net                            134,670       66,436
 Cash surrender value insurance
  policies, net                            24,439       24,536
 Intangibles, net                          27,556        2,755
 Other assets                               9,391        3,517
 Long-term assets of discontinued
  operations                               26,150       53,689
 -------------------------------------------------------------
   Total assets                         $ 929,522    $ 683,114
 =============================================================
 Liabilities and stockholders' equity

 Accounts payable                       $ 161,674    $  80,791
 Accrued liabilities                       45,844       33,764
 Income taxes payable                       4,127        7,641
 Current maturities of long-term
  debt                                        456        3,877
 Current liabilities of discontinued
  operations                                4,102       14,592
 -------------------------------------------------------------
   Total current liabilities              216,203      140,665
 Long-term debt                           130,496       15,893
 Deferred pension credits                   8,804        7,781
 Deferred postretirement welfare
  benefits                                  7,745        7,845
 Deferred income taxes                     53,983       49,938
 Non-current environmental
  reserves                                  8,188       13,517
 Other liabilities                          2,973          283
 Long-term liabilities of
  discontinued operations                     423        2,033
 -------------------------------------------------------------
   Total liabilities                      428,815      237,955
   Total stockholders' equity             500,707      445,159
 -------------------------------------------------------------
   Total liabilities and
    stockholders' equity                $ 929,522    $ 683,114
 =============================================================

 QUANEX CORPORATION
 CONSOLIDATED STATEMENTS OF CASH FLOW
 (In thousands)
 (Unaudited)

                                                 Twelve months ended
                                                     October 31,
                                               ----------------------
                                                  2004        2003
                                               ---------    ---------
 Operating activities:
  Net income                                   $  54,467    $  42,887
  Loss from discontinued operations                3,132        1,116

  Net income from continuing operations
  Adjustments to reconcile net income
  to cash provided by operating activities:
   Gain on sale of land                             (454)        (405)
   Retired executive life insurance benefit           --       (2,152)
   Depreciation and amortization                  50,603       41,334
   Deferred income taxes                             551        3,477
   Deferred pension and postretirement
    benefits                                        (499)       1,522
                                               ---------    ---------
                                                 107,800       87,779
  Changes in assets and liabilities, net of
  effects from acquisitions and dispositions:
   Increase in accounts and notes receivable     (46,776)      (6,514)
   Decrease (Increase) in inventory               (6,993)       9,058
   Increase in accounts payable                   57,623       10,733
   Increase (Decrease) in accrued liabilities      8,764       (7,869)
   Increase (Decrease) in income taxes payable    (6,242)       1,081
   Other, net                                      1,965       (5,441)
  Operating cash flow from discontinued
   operations                                      8,096       14,013
                                               ---------    ---------
 Cash provided by operating activities           124,237      102,840
 Investment activities:
  Acquisitions, net of cash acquired           (214,618)          --
  Proceeds from sale of land                         637        2,832
  Proceeds from sale of discontinued
   operations                                     23,310           --
  Capital expenditures, net of retirements       (19,542)     (25,371)
  Retired executive life insurance proceeds           --        6,442
  Other, net                                         172       (2,952)
  Cash used for investment activities
   from discontinued operations                   (3,049)      (3,451)
                                               ---------    ---------
 Cash used for investment activities            (213,090)     (22,500)
 Financing activities:
  Bank borrowings (repayments), net              (10,000)     (55,000)
  Issuance of debentures                         125,000           --
  Purchases of Quanex common stock                    --      (13,515)
  Common dividends paid                          (11,530)     (10,865)
  Issuance of common stock, net                   11,665        5,163
  Other, net                                      (6,657)      (2,298)
  Cash used for financing activities
   from discontinued operations                       --           --
                                               ---------    ---------
 Cash used for financing activities              108,478      (76,515)
                                               ---------    ---------
   Effect of exchange rate changes on
    cash and equivalents                              10           --
 Increase in cash                                 19,635        3,825

 Beginning of period cash and equivalents         22,108       18,283
                                               ---------    ---------
 End of period cash and equivalents            $  41,743    $  22,108
                                               =========    =========

The Quanex Corporation logo is available at: http://www.primezone.com/newsroom/prs/?pkgid=1117

CONTACT:
Quanex Corporation
Financial Contact:
  Jeff Galow, 713/877-5327
Media Contact:
  Valerie Calvert, 713/877-5305